EXHIBIT 4(c)


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                         COLUMBUS SOUTHERN POWER COMPANY

                                       TO

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                   AS TRUSTEE



                          FIRST SUPPLEMENTAL INDENTURE
                             DATED NOVEMBER 25, 2003


                                  $150,000,000

                     4.40% SENIOR NOTES, SERIES E, DUE 2010

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         THIS FIRST SUPPLEMENTAL INDENTURE is made the 25th day of November,
2003, between COLUMBUS SOUTHERN POWER COMPANY, a corporation duly organized and existing under the laws of the state of Ohio (herein called the "Company"), having its principal office at 1 Riverside Plaza, Columbus, Ohio 43215 and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), a national banking association, duly organized and existing under the laws of the United States, having its principal corporate trust office at 60 Wall Street, New York, New York 10005, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 1, 1997 (the "Original Indenture"), with the Trustee; and

         WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture, is herein called the "Indenture"; and

         WHEREAS, under the Original Indenture, a new series of unsecured notes (the "Senior Notes") may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee; and

         WHEREAS, the Company proposes to create under the Indenture a series of Senior Notes to be designated the "4.40% Senior Notes, Series E, due 2010" (the "Series E Notes"), the form and substance of the Series E Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this First Supplemental Indenture; and

         WHEREAS, additional Senior Notes of other Series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                             Additional Definitions

SECTION 1.01.     Definitions

                  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Company" means Columbus Southern Power Company, an Ohio corporation and also includes the Columbus Southern Power Company's successors and permitted assigns.

         "Closing Date" shall mean November 25, 2003, the initial date of delivery of the Series E Notes from the Company to the Underwriters.

         "Legal Separation" shall mean the transfer of the Company's Transmission and Distribution Business to Columbus Southern Wires.

         "Columbus Southern Wires" shall mean Columbus Southern Wires LLC, a to-be-formed Ohio company and the affiliate company to which the Company may transfer its Transmission and Distribution Business.

         "Columbus Southern Wires Exchange Offer" shall mean the offer by Columbus Southern Wires, upon Legal Separation, to the holders of Series E Notes to exchange all of the Series E Notes held by each such holder for a like amount of Columbus Southern Wires Notes.

         "Columbus Southern Wires Notes" shall mean notes of Columbus Southern Wires which are identical in all material respects to the Series E Notes and are registered under the Securities Act.

         "Columbus Southern Wires Registration" shall mean a registration under the Securities Act effected pursuant to Section 2.08 hereof..

         "Columbus Southern Wires Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) of Columbus Southern Wires as provided in the section entitled `Legal Separation' hereof and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

         "Transmission and Distribution Business" means the electricity transmission and distribution assets of the Company.


                                   ARTICLE II
                                 Series E Notes

                  SECTION 2.01.  Establishment

                  The Series E Notes shall be designated as the Company's "4.40% Senior Notes, Series E, due 2010".

                  SECTION 2.02.  Aggregate Principal Amount

                  The Trustee shall authenticate and deliver Series E Notes for original issue on the Original Issue Date in the aggregate principal amount of $150,000,000 upon a Company Order for authentication and delivery thereof and satisfaction of Section 2.01 of the Original Indenture. The aggregate principal amount of the Series E Notes shall be initially limited to $150,000,000 and shall not be subject to Periodic Offerings pursuant to Article Two of the Original Indenture. All Series E Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series E Notes. Any such additional Series E Notes will have the same interest rate, maturity and other terms as those initially issued. The Series E Notes shall be issued in definitive fully registered form.

                  SECTION 2.03.  Maturity and Interest

(i) The Series E Notes shall mature on, and the date on which the principal of the Series E Notes shall be payable (unless earlier redeemed) shall be December 1, 2010;

(ii) The interest rate at which the Series E Notes shall bear interest shall be 4.40% per annum; provided, however, that a special interest premium shall accrue on the Series E Notes under certain circumstances as provided in clause (iii) below; interest shall accrue from the date of authentication of the Series E Notes; the Interest Payment Dates on which such interest will be payable shall be June 1 and December 1, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the May 15 or November 15 preceding the relevant Interest Payment Date; provided that the first Interest Payment Date shall be June 1, 2004 and interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal shall be paid; each payment of interest shall include interest accrued through the day before the Interest Payment Date;

(iii)Special interest premium shall accrue on the Series E Notes over and above the interest rate set forth herein in accordance with Section 2.08 hereof.


                  SECTION 2.04.  Optional Redemption

                  The Series E Notes shall be redeemable at the option of the Company, in whole or in part at any time, upon not less than thirty but not more than sixty days' prior notice given by mail to the registered owners of the Series E Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the Series E Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Series E Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

                           "Treasury Rate" means, with respect to any redemption
                  date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                           "Comparable Treasury Issue" means the United States
                  Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series E Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series E Notes.

                           "Comparable Treasury Price" means, with respect to
                  any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U. S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

                           "Independent Investment Banker" means one of the
                  Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

                           "Reference Treasury Dealer" means a primary U.S.
                  government securities dealer selected by the Company and reasonably acceptable to the Trustee.

                           "Reference Treasury Dealer Quotation" means, with
                  respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                  SECTION 2.05.  Limitation on Secured Debt

                  So long as any of the Series E Notes are outstanding, the Company will not create or suffer to be created or to exist any additional mortgage, pledge, security interest, or other lien (collectively "Liens") on any utility properties or tangible assets now owned or hereafter acquired to secure any indebtedness for borrowed money ("Secured Debt"), without providing that such Series E Notes will be similarly secured. Further, this restriction on Secured Debt does not apply to the Company's existing first mortgage bonds that have previously been issued under its mortgage indenture or any indenture supplemental thereto; provided that this restriction will apply to future issuances thereunder (other than issuances of refunding first mortgage bonds). In addition, this restriction does not prevent the creation or existence of:

(i) Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

(ii) Financing of the Company's accounts receivable for electric service;

(iii)Any  extensions,   renewals  or  replacements  (or  successive  extensions,
     renewals or replacements), in whole or in part, of Liens permitted by the foregoing clauses; and

(iv) The pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses.

                  In addition to the permitted issuances above, Secured Debt not otherwise so permitted may be issued in an amount that does not exceed 15% of Net Tangible Assets as defined below.

                  "Net Tangible Assets" means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the Company's balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the Company's current liabilities appearing on such balance sheet.

                  This restriction also will not apply to or prevent the creation or existence of leases (operating or capital) made, or existing on property acquired, in the ordinary course of business.

                  SECTION 2.06.  Global Securities and Certificated Securities

                  The Series E Notes shall be issued in the form of a Global
Note in definitive, fully registered form. The Depositary for the Global Note shall be The Depository Trust Company. The procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto.

                  SECTION 2.07.  Form of Securities

                  The Global Note shall be substantially in the form attached as Exhibit A hereto.

                  SECTION 2.08.  Exchange of Senior Notes upon Legal Separation

                  If Legal Separation occurs, Columbus Southern Wires will be obligated to file the Columbus Southern Wires Registration Statement and to effect the Columbus Southern Wires Exchange Offer, offering each holder of the Series E Notes the election to (i) retain its Series E Notes or (ii) exchange its Series E Notes for Columbus Southern Wires Notes.

                  If a holder of a Series E Note fails to elect to retain such note, unless otherwise required by law, such Holder will be deemed to have exercised his option to exchange such note for a Columbus Southern Wires Note.

                  In the case of a Columbus Southern Wires Exchange Offer as set forth above, Columbus Southern Wires will be subject, notwithstanding any other provision hereof, with respect to timing, to the requirement that it consummate the Columbus Southern Wires Exchange Offer within 150 days from the date of Legal Separation. If Columbus Southern Wires fails to consummate the Columbus Southern Wires Exchange Offer within such 150 days, special interest premium will accrue on the Senior Notes at the rate of 0.50% per annum until the Columbus Southern Wires Exchange Offer is consummated.

                  The transfer of all or substantially all of the Company's Transmission and Distribution Business shall not constitute a Default or an Event of Default with respect to the Series E Notes nor, for purposes of the Series E Notes, shall it be deemed a sale or transfer of all or substantially all of the Company's assets for purposes of the Indenture. Additionally, such transfer shall not alter the terms of the Series E Notes, and the Series E Notes shall continue to be governed by the Indenture.

                  SECTION 2.09.  Consolidation, Merger or Sale

                  Subject to Sections 2.08 and 3.04, the Company, or the successor to the Series E Notes, as the case may be, may merge or consolidate with any corporation or sell substantially all of its assets as an entirety as long as the successor or purchaser expressly assumes the payment of principal, and premium, if any, and interest on the Series E Notes or the Columbus Southern Wires Notes, as the case may be.


                                   ARTICLE III
                            Miscellaneous Provisions

                  SECTION 3.01.  Recitals by Company

                  The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series E Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 3.02. Ratification and Incorporation of Original Indenture

                  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 3.03.  Executed in Counterparts

                  This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  SECTION 3.04. Applicability of Section 4.05 and Article Ten of Original Indenture

(a) As long as the Series E Notes are outstanding, Section 4.05 and Article Ten of the Original Indenture shall be applicable thereto; provided, however, that the transfer of all or substantially all of the Company's Transmission and Distribution Business (whether or not the Transmission and Distribution Business constitutes "substantially all" of the Company's total assets) to Columbus Southern Wires shall not be subject to Section 4.05 and Article Ten of the Original Indenture. Furthermore, any transfer of any portion of the Company's assets will not be subject to Section 4.05 or Article Ten of the Original Indenture if the Company retains all or substantially all of its Transmission and Distribution Business.


(b) To the extent the Transmission and Distribution Business is transferred to Columbus Southern Wires, holders of Series E Notes shall be given the option to either (i) retain their Series E Notes or (ii) exchange their Series E Notes for Columbus Southern Wires Notes pursuant to the Columbus Southern Wires Exchange Offer. If any holder fails to elect to retain its Series E Notes, unless otherwise required by law, such holder will be deemed to have exercised its option to exchange its Series E Notes for Columbus Southern Wires Notes.


         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized signatories, all as of the day and year first above written.
                         COLUMBUS SOUTHERN POWER COMPANY


                         By   /s/ A. A. Pena
                              Vice President
Attest:


By /s/ Thomas G. Berkemeyer
    Assistant Secretary

                      DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


                        By   /s/ Susan Johnson
                             Vice President
Attest:


By /s/ Tracy Martone
    Authorized Signer